SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-21537

Date of Report (Date of earliest event reported) January 28, 2003

PACIFIC BIOMETRICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	93-1211114
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

220 West Harrison Street, Seattle, Washington 98119

(Address of Principal Executive Offices) (Zip Code)

(206) 298-0068

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On January 28, 2003, Pacific Biometrics, Inc. (“PBI”) was notified by the U.S. Patent and Trademark Office that it has granted PBI a patent for a novel method to determine the identity and viability of microorganisms. The U.S. patent 6,511,804 (‘804), entitled “A Selective Assay for Determining the Identity of Live Microorganisms in a Mixed Culture” encompasses technology for discriminating live from dead cells and may have specific potential applications towards pathogen detection and testing for drug-resistant microorganisms.

Based on technology in patent ‘804, PBI is currently developing a test that can distinguish drug-susceptible from drug-resistant Mycobacterium tuberculosis, the causative agent of tuberculosis infections in humans. This new test would reduce the diagnostic time for a drug-resistant tuberculosis infection from 3 weeks to only 2 days.

The patent portfolio for PBI encompasses claims covering a number of diverse technology areas related to clinical diagnostics. Patent ‘804 is the first patent for PBI that specifically uses molecular technology and was acquired from Saigene Corporation in a recent asset purchase transaction. Through the same transaction, PBI also acquired certain other patented and patent-pending technologies from Saigene, including an isothermal DNA amplification platform known as LIDA (Logarithmic Isothermal DNA Amplification).

When used in this Form 8-K, the words “may”, “will”, “has”, “would”, or “developing”, or similar words, or the negatives of these words, are intended to identify forward-looking statements. See “Risk Factors” contained in PBI’s Annual Report to Stockholders on Form 10-KSB for the fiscal year ended June 30, 2002, for additional risks related to the biotechnology industry, which are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) The following exhibits are filed herewith:

      Exhibit 99.1— Press Release of Pacific Biometrics, Inc. dated January 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BIOMETRICS, INC.

Dated: February 5, 2003	By:	/s/ Ronald R. Helm
Ronald R. Helm Chief Executive Officer